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                                                                     Exhibit 4.2

            THIS FIRST SUPPLEMENTAL INDENTURE, effective as of June 23, 1999, among Anteon Corporation, a Virginia corporation (the "Company") Analysis & Technology, Inc., a Connecticut corporation ("A&T"), Interactive Media Corp., a Delaware Corporation ("IMC"), and IBJ Whitehall Bank & Trust Company, as trustee (the "Trustee").

            WHEREAS, the Company, Vector Data Systems, Inc., a Virginia corporation ("Vector Data"), Techmatics, Inc., a Virginia corporation ("Techmatics"), and the Trustee entered into an Indenture dated as of May 11, 1999 (the "Indenture") to provide for the issuance of the Company's 12% Senior Subordinated Notes due 2009;

            WHEREAS, on the date hereof, the Company has acquired all of the issued and outstanding stock of A&T and has become the indirect owner of all the issued and outstanding stock of IMC, Vector Research Company, Inc., a Maryland corporation ("VRC") and UP, Inc., a Virginia corporation ("UP"), all wholly-owned domestic subsidiaries of A&T;

            WHEREAS, the Board of Directors of the Company will designate VRC and UP as Unrestricted Subsidiaries under the Indenture;

            WHEREAS, pursuant to Section 4.10 of the Indenture, A&T and IMC, as new Restricted Subsidiaries, are required to enter into this Supplemental Indenture (this "Supplemental Indenture") as
Subsidiary Guarantors;

            WHEREAS, the Company, A&T, IMC and the Trustee are authorized to enter into this Supplemental Indenture;

            NOW, THEREFORE, for and in consideration of the premises and the mutual covenants contained in this Supplemental Indenture and for other good and valuable consideration, the receipt and sufficiency of which are herein acknowledged, the Company, A&T, IMC and the Trustee hereby agree for the equal and the ratable benefit of all Holders of the Securities as follows:

                                   ARTICLE ONE

                                   DEFINITIONS

            1.1 DEFINITIONS. For purposes of this Supplemental Indenture, the terms defined in the recitals shall have the meanings therein specified; any terms defined in the Indenture and not defined herein shall have the same meanings herein as therein defined; and references to Articles or Sections shall, unless the context indicates otherwise, be references to Articles or Sections of the Indenture.

                                   ARTICLE TWO

                  GUARANTIES OF SECURITIES AND OTHER PROVISIONS
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                                                                               2


            2.1 A&T GUARANTEE.

                   (a) A&T hereby unconditionally and irrevocably guarantees, jointly and severally, to each Holder and to the Trustee and its successors and assigns (i) the full and punctual payment of principal of and interest on the Securities when due, whether at maturity, by acceleration, by redemption or otherwise, and all other monetary obligations of the Company under this Indenture and the Securities and (ii) the full and punctual performance within applicable grace periods of all other obligations of the Company under the Indenture and the Securities (all the foregoing being hereinafter collectively called the "Obligations"). A&T further agrees that the Obligations may be extended or renewed, in whole or in part, without notice or further assent from A&T and that A&T will remain bound under this Section notwithstanding any extension or renewal of any Obligation.

                   (b) A&T, the Trustee and each Holder by its acceptance of a Security hereby agrees that the Subsidiary Guaranty of A&T provided hereunder shall be subject to all terms, provisions and conditions in the Indenture that relate to a Subsidiary Guaranty (including, without limitation, Articles 11 and 12 of the Indenture). A&T further agrees to be bound by, and to comply with, all provisions of the Indenture and Subsidiary Guarantee that are applicable to a Subsidiary Guarantor.

            2.2 IMC GUARANTEE.

                   (a) IMC hereby unconditionally and irrevocably guarantees, jointly and severally, to each Holder and to the Trustee and its successors and assigns (i) the full and punctual payment of principal of and interest on the Securities when due, whether at maturity, by acceleration, by redemption or otherwise, and all other monetary obligations of the Company under this Indenture and the Securities and (ii) the full and punctual performance within applicable grace periods of the Obligations. IMC further agrees that the Obligations may be extended or renewed, in whole or in part, without notice or further assent from IMC and that IMC will remain bound under this Section notwithstanding any extension or renewal of any Obligation.

                   (b) IMC, the Trustee and each Holder by its acceptance of a Security hereby agrees that the Subsidiary Guaranty of IMC provided hereunder shall be subject to all terms, provisions and conditions in the Indenture that relate to a Subsidiary Guaranty (including, without limitation, Articles 11 and 12 of the Indenture). IMC further agrees to be bound by, and to comply with, all provisions of the Indenture and Subsidiary Guarantee that are applicable to a Subsidiary Guarantor.

            2.3 Execution and Delivery of Subsidiary Guaranties.

            The delivery of any Security by the Trustee, after the authentication thereof under the Indenture, shall constitute due delivery of the Subsidiary Guaranties on behalf of A&T and IMC.

            2.4 No Personal Liability.
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            No stockholder, officer, director, employee or incorporator, past, present or future, of A&T or IMC, as such, shall have any personal liability under the Subsidiary Guaranties of A&T or IMC by reason of his, her or its status as such stockholder, officer, director, employee or incorporator.

                                  ARTICLE THREE

                                  MISCELLANEOUS

            3.1 EFFECT OF THE SUPPLEMENTAL INDENTURE. This Supplemental Indenture supplements the Indenture and shall be a part and subject to all the terms thereof. Except as supplemented hereby, the Indenture and the Securities issued thereunder shall continue in full force and effect.

            3.2 COUNTERPARTS. This Supplemental Indenture may be executed in counterparts, each of which shall be deemed an original, but all of which shall together constitute one and the same instrument.

            3.3 GOVERNING LAW. THIS SUPPLEMENTAL INDENTURE SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.
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            IN WITNESS WHEREOF, the parties hereto have caused this Supplemental
Indenture to be duly executed on this 23rd day of June 1999.

                                 ANTEON CORPORATION


                                 By:
                                    ---------------------------------
                                    Name:
                                    Title:


                                 ANALYSIS & TECHNOLOGY, INC.


                                 By:
                                    ---------------------------------
                                    Name:
                                    Title:


                                 INTERACTIVE MEDIA CORP.


                                 By:
                                    ---------------------------------
                                    Name:
                                    Title:


                                 IBJ WHITEHALL BANK & TRUST COMPANY,
                                 as Trustee


                                 By:
                                    ---------------------------------
                                    Name:
                                    Title: